UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/23/2010

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 24, 2010, Knoll, Inc. (the "Company") filed a Proxy Statement on Schedule 14A with the Securities and Exchange Commission relating to its 2010 Annual Meeting of Stockholders. In its Proxy Statement, the Company submitted to stockholders a proposal to approve the Knoll, Inc. 2010 Stock Incentive Plan (the "Plan"). The Plan, among other things, authorizes for issuance an additional 2,000,000 shares of Knoll, Inc. common stock.

The Company is clarifying that the definition of "Change in Control" in Sections 13(b)(2) and 13(b)(3) of the Plan requires that consummation of the transaction (i.e., the sale of all or substantially all of the Company's assets or consolidation or merger of the Company with another corporation) actually occur prior to the trigger of any accelerated vesting of awards under the Plan. Stockholder approval of the transaction will not, by itself, be enough to trigger the change in control provisions of Section 13(b)(2) and 13(b)(3) of the Plan.

The Company will propose amendments to the Plan further clarifying this language in the Plan at a subsequent meeting of the Company's Board of Directors.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 - Knoll, Inc. 2010 Stock Incentive Plan (incorporated by reference to the Knoll, Inc. definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: April 23, 2010	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel & Secretary